EXHIBIT 10.21

AMENDMENT NO. ONE

TO

STOCK PURCHASE AGREEMENT

This Amendment No. One to Stock Purchase Agreement (this “Amendment”) is made and entered into as of the 2nd day of November, 2006, by and among Empire Financial Holding Company, a Florida corporation (the “Buyer”), Jesup & Lamont Holding Corporation, a Delaware corporation (the “Seller”), and Jesup & Lamont Securities Corporation, a Washington corporation (the “Company”).

WHEREAS, the Buyer, the Company and the Seller have heretofore entered into that certain Stock Purchase Agreement, dated as of September 14, 2006 (the “Agreement,” and capitalized terms defined in the Agreement shall have the same meaning when used in this Amendment).

WHEREAS, the Buyer, the Company and the Shareholder desire to enter into this Amendment for the purpose of modifying the Purchase Price to be paid for the Shares by the Buyer to the Seller and modifying the disclosure required to be made by the Seller in Schedule 3.20.

NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Amendments. The Agreement is hereby amended as follows:

(a)          Section 1.02 of the Agreement is hereby amended by deleting Section 1.02 of the Agreement in its entirety and replacing it with the following:

As payment for the Shares being acquired by the Buyer hereunder, Buyer shall deliver to Seller at the Closing (i) by official bank check or wire transfer in immediately available funds, an amount equal to $1,299,539 (the “Cash Consideration”), (ii) a stock certificate representing 1,650,154 shares of common stock, $.01 par value, of the Buyer (the “Buyer Stock”) and (iii) an unsecured, non-negotiable promissory note, payable to Seller, in the principal amount of $2,500,000, substantially in the form of Exhibit A attached hereto (the “Note”). The Cash Consideration, the Buyer Stock and the Note are collectively as the “Purchase Price.”

(b)          Section 3.20 of the Agreement is hereby amended by deleting the first sentence of Section 3.20 in its entirety, and in its place, inserting the following: “

Schedule 3.20 sets forth the ten largest customers of the Company based on the dollar amount of Company revenues received by the Company during the twelve month period ended July 31, 2006, together with the dollar amount of services sold by the Company to each such customer during such period.

2.            Effective Date. This Amendment shall be effective as of the date set forth above. From and after the effective date hereof, each reference in the Agreement to “this Agreement,” “hereto”, “hereunder” or words of like import, and all references to the Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Agreement as modified and amended by this Amendment.

3.            Counterparts. This Amendment may be executed in counterparts and by different parties hereto in separate counterparts each of which, when so executed and delivered, shall be deemed to be an original and all of which when taken together, shall constitute one and the same instrument.

4.            No Other Modifications. Except as otherwise expressly modified by the terms and provisions of this Amendment, the Agreement shall remain in full force and effect, and is hereby in all respects confirmed and ratified by the parties hereto; and, except as expressly provided herein, nothing in this Amendment will be construed as a waiver of any of the rights or obligations of the parties under the Agreement.

IN WITNESS WHEREOF, the Buyer, the Company and the Seller have executed this Amendment as of the date set forth above.

BUYER:

EMPIRE FINANCIAL HOLDING COMPANY

By:	/s/ Donald A. Wojnowski Jr.
Donald A. Wojnowski Jr.
Chief Executive Officer

COMPANY:

JESUP & LAMONT SECURITIES CORPORATION

By:	/s/ Stephen J. DeGroat
Stephen J. DeGroat
Chief Executive Officer

SELLER:

JESUP & LAMONT HOLDING CORPORATION

By:	/s/ Stephen J. DeGroat
Stephen J. DeGroat
Chief Executive Officer